Exhibit 99.1
Wheels Up Reports Fourth Quarter Results
Operational improvements and strategic repositioning continue to progress

Cash balance up sequentially from third quarter

NEW YORK – March 7, 2024 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the fourth quarter, which ended December 31, 2023.
Fourth Quarter 2023 Highlights

•Total Revenue decreased $162 million year-over-year to $246 million, partially due to the divestiture of the Aircraft Management business
•Adjusted Contribution decreased $16 million year-over-year to $3 million
•Net loss decreased year-over-year to $81 million, due primarily to the absence of a goodwill impairment charge in the current quarter
•Adjusted EBITDA improved $6 million year-over-year to a loss of $38 million

“In our first full quarter since the strategic investment, we have made strong progress on a number of key fronts. Operationally, we continue to drive performance and strengthen our team. Commercially, we are rebuilding our sales pipeline, restoring customer confidence, and are seeing strong momentum in our joint efforts with the Delta sales teams,” said George Mattson, Chief Executive Officer.

“We made significant progress over the past quarter to improve our business for a sustainable future,” said Todd Smith, Chief Financial Officer. “We are continuing to optimize our cost structure and fleet to focus on profitability. With improving liquidity in the fourth quarter and our partnership with Delta, we believe we are well positioned to continue to invest in our business for the long term.”

Recent Initiatives
•Introduced new UP for Business program, offering a tailored private aviation solution for small and medium-sized enterprises jointly sold through Wheels Up and Delta sales organizations offering unmatched flexibility and global capabilities.

•Added incremental $40 million of investor capital from Kore Capital and Whitebox Advisors, bringing the Company’s total secured new capital to $490 million.

•Achieved or exceeded goals for Total Completion Rate and On-Time performance in the fourth quarter, inclusive of weather, air traffic control delays, unscheduled maintenance and customer delays. Wheels Up continues to lead the industry in the publication of its service metrics.

•Announced a number of new leadership appointments with a combined over 250 years of aviation experience to company’s operations team as part of its mission to lead the industry in performance and reliability.

Financial and Operating Highlights

	As of December 31,
	2023	2022	% Change
Active Members(1)	9,947	12,661	(21)%

	Three Months Ended December 31,
(In thousands, except Active Users, Live Flight Legs and Flight revenue per Live Flight Leg)	2023	2022	% Change
Active Users(1)	10,744	13,846	(22)%
Live Flight Legs(1)	14,374	19,308	(26)%
Flight revenue per Live Flight Leg	$14,079	$14,178	(1)%

Revenue	$246,380	$408,257	(40)%
Net loss	$(81,115)	$(224,910)	64%
Adjusted EBITDA(1)	$(38,122)	$(43,705)	13%

	Twelve Months Ended December 31,
(In thousands)	2023	2022	% Change
Live Flight Legs(1)	64,481	79,664	(19)%
Flight revenue per Live Flight Leg	$13,710	$13,470	2%
Total Private Jet Flight Transaction Value per Live Flight Leg(1)	$15,863	$14,721	8%

Revenue	$1,253,317	$1,579,760	(21)%
Net loss	$(487,387)	$(555,547)	12%
Adjusted EBITDA(1)	$(145,868)	$(185,251)	21%
(1) For information regarding Wheels Up's use and definition of this measure see “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.

For the fourth quarter:
•Active Members decreased 21% year-over-year to 9,947 offset by a higher mix of Core members, primarily as a result of the regionalization of our member programs and focus on more profitable flying.
•Active Users decreased 22% year-over-year to 10,744.

•Live Flight Legs decreased 26% year-over-year to 14,374 reflecting a slowdown in the industry and our efforts to focus on profitable flying.

•Flight revenue per Live Flight Leg was relatively consistent year-over-year.

•Revenue decreased 40% year-over-year primarily driven by the divestiture of our non-core aircraft management business as well as reduced flight revenue and aircraft sales.

•Net loss decreased by $143.8 million year-over-year to $81.1 million, due to the absence of a goodwill impairment charge in the current quarter and lower costs that more than offset the decline in revenue.

•Adjusted EBITDA loss improved by $5.6 million year-over-year to $38.1 million, reflecting our operational efficiency and other spend reduction efforts.

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest companies in the industry. Wheels Up offers a complete global aviation solution with a large and diverse fleet and a global network of safety vetted charter operators, all backed by an uncompromising commitment to safety and service. Customers can access charter and membership programs, as well as unique commercial travel benefits through a one-of-a-kind, strategic partnership with Delta Air Lines. Wheels Up also offers freight, safety and security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to deliver a premium solution for every customer journey. With the Wheels Up mobile app and website, members and customers have the digital convenience to search, book and fly.

Cautionary Note Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, or “we”, “us”, or “our”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: (i) the impact of Wheels Up’s cost reduction efforts and measures intended to increase Wheels Up’s operational efficiency on its business and results of operations, including the timing and magnitude of such expected actions and any associated expenses in relation to liquidity levels and working capital needs; (ii) Wheels Up’s liquidity, future cash flows and certain restrictions related to its debt obligations; (iii) the size, demands, competition in and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve and compete in those markets; (iv) the degree of market acceptance and adoption of Wheels Up’s products and services, including member program changes implemented in June 2023, the UP for Business member program introduced in November 2023 and any additional new member programs or other products introduced by Wheels Up; (v) Wheels Up’s ability to perform under its contractual obligations; (vi) the expected impact of any potential strategic actions involving Wheels Up or its subsidiaries or affiliates, including realizing any anticipated benefits relating to any such transactions or asset sales, and any potential impacts on the trading market and prices for the Wheels Up’s Class A common stock, $0.0001 par value per share; (vii) Wheels Up’s ability to achieve positive Adjusted EBITDA (as defined herein) pursuant to the schedule that it has announced; and (viii) general economic and geopolitical conditions, including due to fluctuations in interest rates, inflation, foreign currencies, consumer and business spending decisions, and general levels of economic activity. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. We have identified certain known material risk factors applicable to Wheels Up in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the three months ended September 30, 2023 filed with the SEC and our other filings with the SEC. Moreover, it is not always possible for us to predict how new risks and uncertainties that arise from time to time may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this press release.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, such as Adjusted EBITDA, Adjusted Contribution, Adjusted Contribution Margin and Flight Transaction Value. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as an alternative to revenue or any component thereof, net income (loss), operating income (loss) or any other performance measures derived in accordance with GAAP. Definitions and reconciliations of non-GAAP financial measures to their most comparable GAAP counterparts are included in the sections titled “Definitions of key metrics and non-GAAP financial measures” and “Reconciliations of non-GAAP financial measures,” respectively, in this press release. Wheels Up believes that these non-GAAP financial measures of financial results provide useful supplemental information to investors about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures or represent a transaction value that Wheels Up does not book as revenue. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

For more information on these non-GAAP financial measures, see the sections titled “Definitions of key metrics and non-GAAP financial measures” and “Reconciliations of non-GAAP financial measures” included in this press release.

Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$263,909	$585,881
Accounts receivable, net	38,237	112,383
Other receivables	11,528	5,524
Parts and supplies inventories, net	20,400	29,000
Aircraft inventory	1,862	24,826
Aircraft held for sale	30,496	8,952
Prepaid expenses	55,715	39,715
Other current assets	11,887	13,338
Total current assets	434,034	819,619
Property and equipment, net	337,714	394,559
Operating lease right-of-use assets	68,910	106,735
Goodwill	218,208	348,118
Intangible assets, net	117,766	141,765
Restricted cash	28,916	34,272
Other non-current assets	110,512	78,157
Total assets	$1,316,060	$1,923,225
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$23,998	$27,006
Accounts payable	32,973	43,166
Accrued expenses	102,475	148,947
Deferred revenue, current	723,246	1,075,133
Operating lease liabilities, current	22,869	29,945
Intangible liabilities, current	1,525	2,000
Other current liabilities	416	18,023
Total current liabilities	907,502	1,344,220
Long-term debt, net	235,074	226,234
Deferred revenue, non-current	983	1,742
Operating lease liabilities, non-current	54,956	82,755
Warrant liability	12	751
Intangible liabilities, non-current	10,677	12,083
Other non-current liabilities	6,983	3,520
Total liabilities	1,216,187	1,671,305
Mezzanine equity:
Executive performance award	2,476	—
Total mezzanine equity	2,476	—
Stockholders’ equity
Common stock, $0.0001 par value; 1,500,000,000 authorized; 697,131,838 and 25,198,298 shares issued and 696,856,131 and 24,933,857 common shares outstanding as of as of December 31, 2023 and December 31, 2022, respectively	70	3
Additional paid-in capital	1,879,009	1,545,530
Accumulated deficit	(1,763,260)	(1,275,873)
Accumulated other comprehensive loss	(10,704)	(10,053)
Treasury stock, at cost, 275,707 and 264,441 shares, respectively	(7,718)	(7,687)
Total Wheels Up Experience Inc. stockholders’ equity	97,397	251,920
Non-controlling interests	—	—
Total stockholders’ equity	97,397	251,920
Total liabilities and equity	$1,316,060	$1,923,225

WHEELS UP EXPERIENCE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$246,380	$408,257	$1,253,317	$1,579,760

Costs and expenses:
Cost of revenue	250,925	395,627	1,232,506	1,540,325
Technology and development	11,608	14,804	61,873	57,240
Sales and marketing	17,328	29,349	88,828	117,110
General and administrative	23,539	53,331	145,873	183,531
Depreciation and amortization	13,506	19,074	58,533	65,936
Gain on sale of aircraft held for sale	(5,611)	(425)	(16,939)	(4,375)
Impairment of goodwill	—	118,000	126,200	180,000
Total costs and expenses	311,295	629,760	1,696,874	2,139,767

Loss from operations	(64,915)	(221,503)	(443,557)	(560,007)

Other income (expense):
Change in fair value of warrant liability	54	1,251	739	9,516
Loss on divestiture	—	—	(2,991)	—
Loss on extinguishment of debt	(1,595)	—	(4,401)	—
Interest income	31	2,058	6,121	3,670
Interest expense	(14,220)	(7,515)	(41,255)	(7,515)
Other expense, net	162	464	(660)	(1,041)
Total other income (expense)	(15,568)	(3,742)	(42,447)	4,630

Loss before income taxes	(80,483)	(225,245)	(486,004)	(555,377)

Income tax benefit (expense)	(632)	335	(1,383)	(170)

Net loss	(81,115)	(224,910)	(487,387)	(555,547)
Less: Net loss attributable to non-controlling interests	—	—	—	(387)
Net loss attributable to Wheels Up Experience Inc.	$(81,115)	$(224,910)	$(487,387)	$(555,160)

Net loss per share of Common Stock
Basic and diluted	$(0.14)	$(0.91)	$(3.69)	$(22.60)

Weighted-average shares of Common Stock outstanding:
Basic and diluted	576,426,623	24,783,277	132,194,747	24,567,164

WHEELS UP EXPERIENCE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(487,387)	$(555,547)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	58,533	65,936
Amortization of deferred financing costs and debt discount	329	766
Payment in kind interest	10,453	—
Equity-based compensation	25,633	88,979
Change in fair value of warrant liability	(739)	(9,516)
Provision for expected credit losses	1,705	8,129
Loss on divestiture	2,991	—
Loss on extinguishment of debt	4,401	—
Gain on sale of aircraft held for sale	(16,939)	(4,375)
Impairment of goodwill	126,200	180,000
Other	5,825	1,575
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	30,062	(23,946)
Other receivables	(3,164)	2,537
Parts and supplies inventories	4,686	(21,693)
Aircraft inventory	11,010	(29,470)
Prepaid expenses	(17,315)	(3,058)
Other non-current assets	(32,289)	(41,555)
Operating lease liabilities, net	(552)	(490)
Accounts payable	(8,089)	(9,702)
Accrued expenses	(35,110)	19,143
Deferred revenue	(348,419)	103,313
Other current assets and liabilities	2,890	(1,715)
Net cash (used in) operating activities	(665,285)	(230,689)

Cash flows from investing activities
Purchases of property and equipment	(20,168)	(83,559)
Acquisition of businesses, net of cash acquired	—	(75,093)
Proceeds from sale of divested business	13,200	—
Purchases of aircraft held for sale	(4,240)	(40,105)
Proceeds from sale of aircraft held for sale, net	68,308	51,208
Other	267	—
Capitalized software development costs	(16,497)	(27,693)
Net cash provided by (used in) investing activities	40,870	(175,242)

Cash flows from financing activities
Purchase of shares for treasury	(28)	(7,687)
Purchase of fractional shares	(3)	—
Proceeds from notes payable	70,000	—
Repayment of notes payable	(70,000)	—
Proceeds from long-term debt	382,200	259,200
Repayments of long-term debt	(59,523)	—
Payment of debt issuance costs	(21,692)	(6,727)
Net cash provided by financing activities	300,954	244,786

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,867)	(5,424)

Net decrease in cash, cash equivalents and restricted cash	(327,328)	(166,569)
Cash, cash equivalents and restricted cash, beginning of period	620,153	786,722
Cash, cash equivalents and restricted cash, end of period	$292,825	$620,153

Definitions of Key Operating Metrics
Active Members. We define Active Members as the number of Connect, Core, and UP for Business membership accounts that generated membership revenue in a given period and are active as of the end of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users. We define Active Users as Active Members and jet card holders as of the reporting date plus unique non-member consumers who completed a revenue generating flight at least once in the given quarter and excludes wholesale flight activity. While a unique consumer can complete multiple revenue generating flights on our platform in a given period, that unique user is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the market in which we operate and our growth in revenue.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating flight legs in a given period. The metric excludes empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs are a useful metric to measure the scale and usage of our platform, and our growth in flight revenue.
Charter FTV. We define Charter FTV as the sum of total gross spend by members and customers on all private, on-demand charter flights that are at market-based rates and are not Programmatic Flights. Charter FTV excludes customer gross spend attributable to all group charter flights with 15 or more passengers and cargo flight services. We use Charter FTV to measure the size of our private jet charter business relative to the overall industry. See “Non-GAAP Financial Measures” above for more information about the use of Charter FTV in the calculation of Total Private Jet Flight Transaction Value and Total Flight Transaction Value.

Other Charter FTV. We define Other Charter FTV as the sum of total gross spend by customers on all group charter flights with 15 or more passengers and cargo flight services. We use Other Charter FTV to measure the size of our group charter and cargo charter businesses relative to the overall industry. See “Non-GAAP Financial Measures” above for more information about the use of Other Charter FTV in the calculation of Total Flight Transaction Value.

Total Private Jet Flight Transaction Value per Live Flight Leg. We use Total Private Jet Flight Transaction Value per Live Flight Leg to measure the average price for each live flight leg. See “Non-GAAP Financial Measures” above for more information regarding our use and definition of Total Private Jet Flight Transaction Value.

Definitions of Non-GAAP Financial Measures
Adjusted EBITDA. We calculate Adjusted EBITDA as net income (loss) adjusted for (i) interest income (expense), (ii) income tax expense, (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) acquisition and integration related expenses and (vi) other items not indicative of our ongoing operating performance, including but not limited to, restructuring charges.
We include Adjusted EBITDA because it is a supplemental measure used by our management team for assessing operating performance. Adjusted EBITDA is used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions. In addition, Adjusted EBITDA provides useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and variable amounts.
Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as gross profit (loss) excluding depreciation and amortization and adjusted further for (i) equity-based compensation included in cost of revenue, (ii) acquisition and integration expense included in cost of revenue, (iii) restructuring expense in cost of revenue and (iv) other items included in cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.
We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance. Adjusted Contribution and Adjusted Contribution Margin are used to understand our ability to achieve profitability over time through scale and leveraging costs. In addition, Adjusted Contribution and Adjusted Contribution Margin provides useful information for historical period-to-period comparisons of our business and to identify trends.

Total Private Jet Flight Transaction Value. We calculate Total Private Jet Flight Transaction Value as the sum of total gross spend by members and customers on all private jet flight services, which excludes all group charter flights with 15 or more passengers and cargo flight services. Total Private Jet Flight Transaction Value reflects the Flight revenue recognized from Programmatic Flights (as defined below) and private, on-demand charter flights by members and customers. “Programmatic Flights” are all flights that were flown subject to a Wheels Up Member Flight Service Agreement, Custom Corporate Agreement or other similar agreement (excluding jet cards) that provides for guaranteed aircraft availability, shorter call-out periods, capped rate protection or fixed rates, and other benefits.

We calculate Total Flight Transaction Value as Total Private Jet Flight Transaction Value, plus the sum of total gross spend by customers on all group charter flights with 15 or more passengers and cargo flight services.

We include Total Private Jet Flight Transaction Value and Total Flight Transaction Value as supplemental measures for assessing the size of the markets which we serve.

Reconciliations of Non-GAAP Financial Measures
Adjusted EBITDA
The following table reconciles Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net loss	$(81,115)	$(224,910)	$(487,387)	$(555,547)
Add back (deduct)
Interest expense	14,220	7,515	41,255	7,515
Interest income	(31)	(2,058)	(6,121)	(3,670)
Income tax expense	632	(335)	1,383	170
Other expense, net	(162)	(464)	660	1,041
Depreciation and amortization	13,506	19,074	58,533	65,936
Change in fair value of warrant liability	(54)	(1,251)	(739)	(9,516)
Loss on divestiture	—	—	2,991	—
Equity-based compensation expense	3,983	23,140	25,633	88,979
Acquisition and integration expenses(1)	—	5,177	2,108	21,269
Restructuring charges(2)	2,749	4,215	43,655	10,380
Atlanta Member Operations Center set-up expense(3)	3,673	—	30,568	—
Certificate consolidation expense(4)	576	—	11,375	—
Impairment of goodwill(5)	—	118,000	126,200	180,000
Other(6)	3,901	8,192	4,018	8,192
Adjusted EBITDA	$(38,122)	$(43,705)	$(145,868)	$(185,251)
__________________
(1)Consists of expenses incurred associated with acquisitions, as well as integration-related charges incurred within one year of acquisition date primarily related to system conversions, re-branding costs and fees paid to external advisors.
(2)For the three and twelve months ended December 31, 2023, includes restructuring charges related to the Company’s restructuring plan (“Restructuring Plan”) and related strategic business expenses incurred to support significant changes to our member programs and certain aspects of our operations, primarily consisting of consultancy fees associated with designing and implementing changes to our member programs and obtaining financing, and severance and recruiting expenses associated with executive transitions and other employee separation programs as part of our cost reduction initiatives. For the year ended December 31, 2022, includes restructuring charges for employee separation programs following strategic business decisions.
(3)Consists of expenses associated with establishing the Company’s Member Operations Center located in Atlanta Georgia area (the “Atlanta Member Operations Center”) and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(4)Consists of expenses incurred to execute consolidation of our U.S. Federal Aviation Administration (“FAA”) operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(5)Represents non-cash impairment charge related to goodwill recognized in the second and third quarters of 2023, and the third and fourth quarters of 2022.
(6)For each of the three and twelve months ended December 31, 2023, includes amounts reserved during the fourth quarter of 2023 related to Parts and supplies inventory deemed in excess after evaluation of future business need offset by an increase in Adjusted EBITDA loss due to collections of certain aged receivables which reduced Adjusted EBITDA loss in the reconciliation presented for the year ended December 31, 2022. For the twelve months ended December 31, 2023, includes charges related to an individually immaterial litigation settlement during the third quarter of 2023. For each of the three and twelve months ended December 31, 2022, includes amounts related to a one-time charge for certain aged receivables and inventory.

Refer to “Supplemental Expense Information” below, for further information

Adjusted Contribution and Adjusted Contribution Margin
The following table reconciles Adjusted Contribution to gross profit (loss), which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Revenue	$246,380	$408,257	$1,253,317	$1,579,760
Less: Cost of revenue	250,925	395,627	1,232,506	1,540,325
Less: Depreciation and amortization	13,506	19,074	58,533	65,936
Gross profit (loss)	(18,051)	(6,444)	(37,722)	(26,501)
Gross margin	(7.3)%	(1.6)%	(3.0)%	(1.7)%
Add back:
Depreciation and amortization	13,506	19,074	58,533	65,936
Equity-based compensation expense in cost of revenue	830	3,136	3,927	$14,456
Acquisition and integration expense in cost of revenue(1)	—	2,410	—	3,060
Restructuring expense in cost of revenue(2)	—	34	1,075	34
Atlanta Member Operations Center set-up expense in cost of revenue(3)	2,264	—	24,704	—
Certificate consolidation expense in cost of revenue(4)	324	—	8,044	—
Other(5)	3,975	961	3,975	961
Adjusted Contribution	$2,848	$19,171	$62,536	$57,946
Adjusted Contribution Margin	1.2%	4.7%	5.0%	3.7%
__________________
(1)Consists of expenses incurred associated with acquisitions, as well as integration-related charges incurred within one year of acquisition date.
(2)For the twelve months ended December 31, 2023, includes restructuring charges related to the Restructuring Plan and other employee separation programs as part of our cost reduction initiatives.
(3)Consists of expenses associated with establishing the Atlanta Member Operations Center and its operations primarily including redundant operating expenses during the transition period, relocation expenses for employees and costs associated with onboarding new employees. The Atlanta Member Operations Center began operating on May 15, 2023.
(4)Consists of expenses incurred to execute consolidation of our FAA operating certificates primarily including pilot training and retention programs and consultancy fees associated with planning and implementing the consolidation process.
(5)For the three and twelve months ended December 31, 2023, includes amounts reserved during the fourth quarter of 2023 related to Parts and supplies inventory deemed in excess after evaluation of future business needs. For the three and twelve months ended December 31, 2022, includes amounts related to a one-time charge for certain aged inventory.

Flight Transaction Value
The following table reconciles each of Total Private Jet Flight Transaction Value and Total Flight Transaction Value to Flight revenue, which is the most directly comparable U.S. GAAP measure (in thousands). The table below omits the results of Air Partner before April 1, 2022, the date of acquisition.

	Year Ended December 31,
	2023	2022	2021
Flight revenue	$884,065	$1,073,094	$873,724
Add back (deduct):
Charter revenue in Flight revenue(1)	(195,092)	(132,501)	(180,113)
Charter FTV(2)	333,898	232,126	180,113
Total Private Jet Flight Transaction Value	1,022,871	1,172,719	873,724
Other Charter FTV(2)	177,345	164,318	—
Total Flight Transaction Value	$1,200,216	$1,337,037	$873,724
__________________
(1) Represents the portion of Flight revenue not attributable to Programmatic Flights.
(2) See “Definitions of Key Operating Metrics” for more information about Charter FTV and Other Charter FTV.

Supplemental Revenue Information

(In thousands)	Three Months Ended December 31,		Change in
	2023	2022	$	%
Membership	$19,077	$23,056	$(3,979)	(17)%
Flight	202,374	273,743	(71,369)	(26)%
Aircraft management	10,398	61,846	(51,448)	(83)%
Other	14,531	49,612	(35,081)	(71)%
Total	$246,380	$408,257	$(161,877)	(40)%

(In thousands)	Twelve Months Ended December 31,		Change in
	2023	2022	$	%
Membership	$82,857	$90,132	$(7,275)	(8)%
Flight	884,065	1,073,094	(189,029)	(18)%
Aircraft management	175,829	242,032	(66,203)	(27)%
Other	110,566	174,502	(63,936)	(37)%
Total	$1,253,317	$1,579,760	$(326,443)	(21)%

Supplemental Expense Information

	Three Months Ended December 31, 2023
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$830	$319	$(17)	$2,851	$3,983
Restructuring charges	—	—	—	2,749	2,749
Atlanta Member Operations Center set-up expense	2,264	—	—	1,409	3,673
Certificate consolidation expense	324	—	—	252	576
Other	3,975	—	—	(74)	3,901

	Twelve Months Ended December 31, 2023
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$3,927	$2,096	$1,764	$17,846	$25,633
Acquisition and integration expenses	—	53	134	1,921	2,108
Restructuring charges	1,075	6,940	2,761	32,879	43,655
Atlanta Member Operations Center set-up expense	24,704	201	—	5,662	30,568
Certificate consolidation expense	8,044	—	—	3,332	11,375
Other	3,975	—	—	43	4,018

	Three Months Ended December 31, 2022
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$3,136	$1,133	$2,695	$16,176	$23,140
Acquisition and integration expense	2,410	—	—	2,767	5,177
Restructuring charges	34	591	332	3,258	4,215
Other	961	—	—	7,231	8,192

	Twelve Months Ended December 31, 2022
	Cost of revenue	Technology and development	Sales and marketing	General and administrative	Total
Equity-based compensation expense	$14,456	$3,180	$11,009	$60,334	$88,979
Acquisition and integration expense	3,060	—	—	18,209	21,269
Restructuring charges	34	591	332	9,423	10,380
Other	961	—	—	7,231	8,192